Exhibit 4.1

ASTROTECH CORPORATION

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
as Rights Agent

RIGHTS AGREEMENT

Dated as of December 21, 2022

TABLE OF CONTENTS

Exhibit A – Certificate of Designation

Exhibit B – Form of Right Certificate

Exhibit C – Summary of Rights to Purchase Preferred Shares

i

RIGHTS AGREEMENT

Rights Agreement, dated as of December 21, 2022, between Astrotech Corporation, a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC (the “Rights Agent”).

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) authorized and declared a dividend of one preferred share purchase right (a “Right”) for each Common Share of the Company outstanding as of the Close of Business on January 5, 2022 (the “Record Date”), each Right representing the right to purchase one one-thousandth (subject to adjustment) of a Preferred Share, upon the terms and subject to the conditions herein set forth, and the Board of Directors has further authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Expiration Date.

WHEREAS, the Rights will be held by the Rights Agent under this Agreement as trustee for the stockholders of the Company until the Distribution Date.

WHEREAS, the Board of Directors has considered whether approval of this Agreement and the distribution of the Rights is in the interests of the Company and all other pertinent factors.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.    Certain Definitions. For purposes of this Rights Agreement, the following terms have the meaning indicated:

(a)    “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, has become the Beneficial Owner of 15% or more of the Common Shares then outstanding, but shall not include (i) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity or trustee holding Common Shares for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company, (ii) any Person who or which becomes the Beneficial Owner of 15% or more of the Common Shares then outstanding as the result of a reduction in the outstanding Common Shares resulting from acquisition of Common Shares by the Company approved by the Board of Directors, unless and until such Person becomes the Beneficial Owner of any additional Common Shares (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares or pursuant to a split or subdivision of the outstanding Common Shares) and then Beneficially Owns 15% or more of the Common Shares then outstanding, (iii) any Person who or which the Board of Directors determines, in good faith, acquired Beneficial Ownership of 15% or more of the Common Shares then outstanding inadvertently or without knowledge of the terms of the Rights, if such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, (iv) any Person who or which becomes the Beneficial Owner of 15% or more of the Common Shares then outstanding by means of share purchases or issuances (including debt to equity exchanges), directly by the Company or indirectly through an underwritten offering by the Company, in a transaction approved by the Board; provided, however, that a Person shall be deemed to be an “Acquiring Person” if such Person (A) is or becomes the Beneficial Owner of 15% or more of the Common Shares then outstanding following such transaction and (B) subsequently becomes the Beneficial Owner of any additional Common Shares (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares or pursuant to a split or subdivision of the outstanding Common Shares) without the prior written consent of the Company and then Beneficially Owns 15% or more of the Common Shares then outstanding, (v) any Person who or which becomes the Beneficial Owner of 15% or more of the Common Shares then outstanding solely as a result of any unilateral grant of any security by the Company, or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees; provided, however, that a Person shall be deemed to be an “Acquiring Person” if, subject to clause (iii) hereof, such Person subsequently becomes the Beneficial Owner of any additional Common Shares (other than (A) pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares or pursuant to a split or subdivision of the outstanding Common Shares or (B) the unilateral grant of a security by the Company, or through the exercise of any options, warrants, rights or similar interest (including restricted stock) granted by the Company to its directors, officers and employees) and then Beneficially Owns 15% or more of the Common Shares then outstanding, or (vi) any Grandfathered Persons.

(b)    “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act.

(c)    A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “Beneficially Own” any securities:

(i)    which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly;

(ii)    in respect to which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, through any agreement, arrangement, understanding, relationship or otherwise, has or shares (A) voting power, which includes the right to vote, or to direct the voting of, such securities; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report), or (B) investment power, which includes the power to dispose, or to direct the disposition of, such securities;

(iii)    which such Person or any of such Person’s Affiliates or Associates has the right or obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise, provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

(iv)    which are “beneficially owned” (within the meaning of subparagraph (ii) or (iii) above), directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(A)) or disposing of any securities of the Company; provided, however, that in no case shall an officer or director of the Company be deemed (x) the Beneficial Owner of any security beneficially owned by another officer or director of the Company solely by reason of actions undertaken by such Persons in their capacity as officers or directors of the Company or (y) the Beneficial Owner of securities held of record by any entity or trustee holding Common Shares for or pursuant to the terms of any employee benefit plan of the Company or any Subsidiary of the Company or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company, for the benefit of any employee of the Company or any Subsidiary of the Company, other than the officer or director, by reason of any influence that such officer or director may have over the voting of securities held in the plan; or

(v)    which are the subject of a derivative transaction entered into by such Person, or derivative securities acquired by such Person, which gives such Person the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities, without regard to whether (A) such derivative conveys any voting rights in such securities to such Person, (B) the derivative is required to be, or capable of being, settled through delivery of such securities, or (C) such Person may have entered into other transactions that hedge the economic effect of such derivative. In determining the number of Common Shares deemed Beneficially Owned by virtue of the operation of this subparagraph (v) of this paragraph (c), the subject Person shall be deemed to Beneficially Own (without duplication) the number of Common Shares that are synthetically owned pursuant to such derivative transactions or such derivative securities.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to Beneficially Own hereunder.

(d)    “Board of Directors” shall have the meaning set forth in the recitals hereto.

(e)    “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

(f)    “Close of Business” on any given date shall mean 5:00 p.m., New York City time, on such date, provided, however, that, if such date is not a Business Day, it shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

(g)    “Common Shares” shall mean the shares of common stock, par value $0.001 per share, of the Company, except that “Common Shares” when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

(h)    “Common stock equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

(i)    “Company” shall have the meaning set forth in the preamble hereof.

(j)    “Current per share market price” shall have the meaning set forth in Section 11(d) hereof.

(k)    “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(l)    “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

(m)    “Equivalent preferred shares” shall have the meaning set forth in Section 11(b) hereof.

(n)    “Exchange Act” shall mean the Securities Exchange Act of 1934.

(o)    “Exchange Property” shall have the meaning set forth in Section 24(f) hereof.

(p)    “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(q)    “Exchange Recipients” shall have the meaning set forth in Section 24(f) hereof.

(r)    “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(s)    “Final Expiration Date” shall mean the Close of Business on December 20, 2023.

(t)     “Grandfathered Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, is, as of the date of this Agreement or, if later, immediately prior to the public announcement of the adoption of this Agreement, the Beneficial Owner of 15% or more of the Common Shares then outstanding. A Person ceases to be a “Grandfathered Person” if and when (i) such Person becomes the Beneficial Owner of less than 15% of the Common Shares then outstanding; or (ii) such Person increases its Beneficial Ownership of the Common Shares to an amount equal to or greater than the greater of (A) 15% of the Common Shares then outstanding and (B) the sum of (1) the lowest Beneficial Ownership of such Person as a percentage of the Common Shares outstanding as of any time from and after the public announcement of this Agreement (other than as a result of an acquisition of Common Shares by the Company) plus (2) one Common Share then outstanding.

(u)    “NASDAQ” shall mean The NASDAQ Stock Market LLC.

(v)    “New York Stock Exchange” shall mean the New York Stock Exchange, Inc.

(w)    “Person” shall mean any individual, firm, corporation, partnership, limited partnership, limited liability partnership, business trust, limited liability company, unincorporated association or other entity, and shall include any successor (by merger or otherwise) of such entity.

(x)    “Preferred Shares” shall mean shares of Series A Junior Participating Preferred Stock, $0.001 par value, of the Company having the rights and preferences as are set forth in the Certificate of Designation filed with the Secretary of State of the State of Delaware on December 22, 2017, a copy of which is attached as Exhibit A hereto.

(y)    “Principal Party” shall have the meaning set forth in Section 13(b) hereof.

(z)    “Purchase Price” shall initially be $58.00 for each one one-thousandth of a Preferred Share purchasable pursuant to the exercise of a Right, and shall be subject to adjustment from time to time as provided in Section 11 or Section 13 hereof.

(aa)    “Record Date” shall have the meaning set forth in the recital hereof.

(bb)    “Redemption Date” shall mean the time at which the Rights are redeemed as provided in Section 23 hereof.

(cc)    “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(dd)    “Right” shall have the meaning set forth in the recital hereof.

(ee)    “Right Certificate” shall have the meaning set forth in Section 3(a) hereof.

(ff)    “Rights Agent” shall have the meaning set forth in the preamble hereof.

(gg)    “Section 11(a)(iii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.

(hh)    “Securities Act” shall mean the Securities Act of 1933, as amended.

(ii)    “Security” shall have the meaning set forth in Section 11(d)(i) hereof.

(jj)    “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

(kk)    “Stock Acquisition Date” shall mean the first date of public announcement (including, without limitation, the filing of any report under the Exchange Act) by the Company or by an Acquiring Person that a Person has become an Acquiring Person or that discloses information which reveals the existence of an Acquiring Person, or such other date, as determined by the Board, on which a Person has become an Acquiring Person.

(ll)    “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned or otherwise controlled, directly or indirectly, by such Person.

(mm)    “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(nn)    “Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.

Section 2.    Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. Contemporaneously with such appointment, if any, the Company shall notify the Rights Agent thereof. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.

Section 3.    Issue of Right Certificates.

(a)    Until the earlier of the Close of Business on (i) the tenth day after the Stock Acquisition Date (or, in the event the Board of Directors determines on or before such tenth day to effect an exchange in accordance with Section 24 and determines in accordance with Section 24(f) that a later date is advisable, such later date that is not more than twenty (20) days after the Stock Acquisition Date) or (ii) the tenth (10th) Business Day (or such later date, if any, as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity or trustee holding Common Shares for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity or trustee holding Common Shares for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company) to commence, a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person (the earlier of such dates described in clause (i) or (ii) above) being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered (or book entries, in the case of any uncertificated Common Shares) in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

(b)    The Company will make available, as promptly as practicable following the Record Date, a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto, to any holder of Rights who may so request from time to time prior to the Expiration Date. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates (or book entries, in the case of any uncertificated Common Shares) and the registered holders of the Common Shares shall also be the registered holders of the associated Rights. Until the Distribution Date (or the earlier of the Redemption Date or the Expiration Date), the surrender for transfer of any certificate for Common Shares in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such Common Shares.

(c)    Rights shall be issued in respect of all Common Shares which are issued (whether originally issued or from the Company’s treasury) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Expiration Date. Confirmation and account statements sent to holders of Common Shares for Book Entry form or, in the case of certificated shares, certificates, representing such Common Shares, issued after the Record Date shall bear a legend substantially in the following form:

“[This certificate][These shares] also evidence[s] and entitle[s] the holder hereof to certain rights as set forth in a Rights Agreement between Astrotech Corporation (the “Company”) and the Rights Agent thereunder, dated as of December 21, 2022, as it may from time to time be amended or supplemented pursuant to its terms (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such rights will be evidenced by separate certificates and will no longer be evidenced by [this certificate][these shares]. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS THAT ARE OR WERE ACQUIRED OR BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT), INCLUDING SUCH RIGHTS HELD BY A SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.”

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the surrender for transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding. Notwithstanding this Section 3(c), the omission of a legend shall not affect the enforceability of any part of this Rights Agreement or the rights of any holder of the Rights. Notwithstanding anything to the contrary contained herein, Common Shares and Rights (and any securities issuable on their exercise) may be issued and transferred by book-entry and not represented by physical certificates. Where Common Shares and Rights (and any securities issuable on their exercise) are held in uncertificated form, the Company and the Rights Agent shall cooperate in all respects to give effect to the intent of the provisions contained herein.

Section 4.    Form of Right Certificates. The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or automated quotation system on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-thousandths of a Preferred Share as shall be set forth therein at the price per one one-thousandth of a Preferred Share set forth therein, but the number of one one-thousandths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

Section 5.    Countersignature and Registration.

(a)    The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents, or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate although at the date of the execution of this Rights Agreement any such Person was not such an officer.

(b)    Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6.    Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a)    Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the registered holder to purchase a like number of one one-thousandths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

(b)    Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

(c)    Notwithstanding any other provisions of this Rights Agreement, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Rights Certificates.

Section 7.    Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a)    The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price (and any other sum that may be due under this Section 7) for each one one-thousandth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the Final Expiration Date, (ii) the Redemption Date, (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, and (iv) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Section 13(f) at which time the Rights are terminated (the earliest of (i) – (iv) being herein referred to as the “Expiration Date”).

(b)    The Purchase Price shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

(c)    Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent of the Preferred Shares with such depositary agent) and the Company hereby directs such depositary agent to comply with such request; (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof; (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

(d)    In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14 hereof.

(e)    Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate following the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

Section 8.    Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and, in such case, shall deliver a certificate of destruction thereof to the Company.

Section 9.    Availability of Preferred Shares.

(a)    The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

(b)    The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.

(c)    The Company will use its best efforts to ensure that any securities issued pursuant hereto are issued in compliance with all applicable laws.

Section 10.    Preferred Shares Record Date. Each Person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.    Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)

(i)    In the event the Company shall at any time after the date of this Rights Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a share exchange, consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

(ii)    Subject to Sections 23, Section 24 and 27 of this Rights Agreement, in the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Rights Agreement and in lieu of Preferred Shares, such number of Common Shares as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Company’s Common Shares (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or substantially diminish the benefits intended to be afforded by the Rights, except as set forth in Sections 23, Section 24 and 27 hereof.

Notwithstanding anything in this Rights Agreement to the contrary, from and after the occurrence of such event, any Rights that are or were acquired or Beneficially Owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) on or after the earlier of (x) the date of such event and (y) the Distribution Date shall be null and void without any further action and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Rights Agreement. No Right Certificate shall be issued pursuant to Section 3 that represents Rights Beneficially Owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof shall be cancelled.

(iii)    In the event that the number of Common Shares which are authorized by the Company’s certificate of incorporation and not outstanding or subscribed for, or reserved or otherwise committed for issuance for purposes other than upon exercise of the Rights, are not sufficient to permit the holder of each Right to purchase the number of Common Shares to which he would be entitled upon the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), or should the Board of Directors so elect, the Company shall: (A) determine the excess of (1) the value of the Common Shares issuable upon the exercise of a Right (calculated as provided in the last sentence of this subparagraph (iii)) pursuant to Section 11(a)(ii) (the “Current Value”) over (2) the Purchase Price (such excess, the “Spread”), and (B) with respect to each Right, make adequate provision to substitute for such Common Shares, upon payment of the applicable Purchase Price, any one or more of the following having an aggregate value determined by the Board of Directors to be equal to the Current Value: (1) cash, (2) a reduction in the Purchase Price, (3) Common Shares or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors has determined to have the same value as Common Shares (such shares of preferred stock, “common stock equivalents”)), (4) debt securities of the Company or (5) other assets; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the first occurrence of an event triggering the rights to purchase Common Shares described in Section 11(a)(ii) (the “Section 11(a)(iii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and cash shall have an aggregate value equal to the Spread. If the Board of Directors shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(iii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) and the last paragraph of Section 11(a)(ii), that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall make a public announcement, and shall deliver to the Rights Agent a statement, stating that the exercisability of the Rights has been temporarily suspended. At such time as the suspension is no longer in effect, the Company shall make another public announcement, and deliver to the Rights Agent a statement, so stating. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current per share market price (as determined pursuant to Section 11(d)(i)) of the Common Shares on the Section 11(a)(iii) Trigger Date and the value of any common stock equivalent shall be deemed to have the same value as the Common Shares on such date.

(b)    In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares (“equivalent preferred shares”)) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)    In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a share exchange, consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)

(i)    For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or NASDAQ or, if the Security is not listed or admitted to trading on the New York Stock Exchange or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high and low asked prices in the over-the-counter market as reported by any system then in use, or, if not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors. If on any such date no such market maker is making a market in the Security, the fair value of the Security on such date as determined in good faith by the Board of Directors shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii)    For the purpose of any computation hereunder, the “current per share market price” of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the “current per share market price” of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one thousand. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent.

(e)    No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the Expiration Date.

(f)    If, as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Shares shall apply on like terms to any such other shares.

(g)    All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)    Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a Preferred Share (calculated to the nearest one millionth of a Preferred Share) obtained by (A) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (B) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)    The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights in substitution for any adjustment in the number of one one-thousandths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one millionth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j)    Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-thousandths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

(k)    Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

(l)    In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m)    Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that, it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current per share market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

(n)    In the event that at any time after the date of this Rights Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (A) the number of one one-thousandths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-thousandths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

Section 12.    Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) if a Distribution Date has occurred, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

Section 13.    Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a)    In the event, directly or indirectly, at any time after a Person has become an Acquiring Person,

(x) the Company shall effect a share exchange, consolidate with, or merge with and into, any other Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that is not prohibited by the last sentence of Section 11(a)(ii) hereof), and the Company is not the continuing or surviving entity of such share exchange, consolidation or merger,

(y) any Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that is not prohibited by the last sentence of Section 11(a)(ii) hereof) shall effect a share exchange, consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such share exchange or merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or

(z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or any of its direct or indirect, wholly-owned Subsidiaries in one or more transactions, none of which is prohibited by the last sentence of Section 11(a)(ii) hereof), then, and in each such case, proper provision shall be made so that

(i)    each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Rights Agreement and in lieu of Preferred Shares, such number of Common Shares of such Principal Party as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-thousandths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer;

(ii)    such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Rights Agreement;

(iii)    the term “Company” shall thereafter be deemed to refer to such Principal Party; and

(iv)    such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights.

(b)     “Principal Party” shall mean:

(i)    in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof, (A) the Person (including the Company as successor thereto or as the surviving entity) that is the issuer of any securities or other equity interests into which shares of Common Shares of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of Common Shares that has the highest aggregate current per share market price; and (B) if no securities or other equity interests are so issued, (1) the Person that is the other constituent party to such merger, if such Person survives the merger, or, if there is more than one such Person, the Person, the Common Shares of which has the highest aggregate current per share market price or (2) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (3) the Person resulting from the consolidation; and

(ii)    in the case of any transaction described in clause (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the largest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person that has received assets or earning power pursuant to such transaction or transactions, the Common Shares of which has the highest aggregate current per share market price; provided, however, that in any such case: (1) if the Common Shares of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which is and has been so registered, “Principal Party” will refer to such other Person; (2) if the Common Shares of such Person is not and has not been so registered and such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, “Principal Party” will refer to whichever of such Persons is the issuer of the Common Shares having the highest aggregate market value; and (3) if the Common Shares of such Person is not and has not been so registered and such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above will apply to each of the chains of ownership having an interest in such joint venture as if such party were a Subsidiary of both or all of such joint venturers, and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

(c)     The Company may not consummate any transaction referred to in this Section 13 unless the Principal Party has a sufficient number of authorized Common Shares that have not been issued (or reserved for issuance) or that are held in its treasury to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any such transaction referred to in this Section 13, the Principal Party, at its own expense, shall:

(i)    if the Principal Party is required to file a registration statement pursuant to the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights, (A) prepare and file such registration statement; (B) use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and remain effective (and to include a prospectus at all times complying with the requirements of the Securities Act) until the Expiration Date; and (C) take such action as may be required to ensure that any acquisition of such securities that may be acquired upon exercise of the Rights complies with any applicable state security or “blue sky” laws as soon as practicable following the execution of such agreement;

(ii)    deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act;

(iii)    use its best efforts to obtain any and all necessary regulatory approvals as may be required with respect to the securities that may be acquired upon exercise of the Rights;

(iv)    use its best efforts, if the Common Shares of the Principal Party shall be listed or admitted to trading on the New York Stock Exchange, NASDAQ or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the New York Stock Exchange, NASDAQ or such securities exchange, or, if the Common Shares of the Principal Party shall not be listed or admitted to trading on the New York Stock Exchange, NASDAQ or a national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be authorized for quotation on any other system then in use; and

(v)    obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Shares of the Principal Party subject to purchase upon exercise of outstanding Rights.

(d)    In case such issuer that is to be a party to a transaction referred to in this Section 13 has at the time of such transaction, or immediately following such transaction has a provision in any of its authorized securities or in its certificate or articles of incorporation or by-laws or other instrument governing its affairs, or any other agreements or arrangements, which provision would have the effect of (i) causing such issuer to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, Common Shares of such issuer at less than the then current per share market price or securities exercisable for, or convertible into, Common Shares of such issuer at less than such then current per share market price (other than to holders of Rights pursuant to this Section 13); (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Shares of such issuer pursuant to the provisions of this Section 13; or (iii) otherwise eliminating or substantially diminishing the benefits intended to be afforded by the Rights in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, then, in each such case, the Company may not consummate any such transaction unless prior thereto the Company and such issuer have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such issuer has been cancelled, waived or amended, or that the authorized securities have been redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of such transaction.

(e)    The provisions of this Section 13 shall similarly apply to successive share exchanges, mergers or consolidations or sales or other transfers.

(f)    Notwithstanding anything contained herein to the contrary, in the event of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement between the Company and any Person (or one or more of such Person’s Affiliates or Associates) which agreement has been approved by the Board of Directors prior to any Person becoming an Acquiring Person, this Agreement and the rights of holders of Rights hereunder shall be terminated in accordance with Section 7(a).

(g)    For purposes of this Rights Agreement, the “earning power” of the Company and its Subsidiaries shall be determined in good faith by the Board of Directors on the basis of the operating earnings of each business operated by the Company and its Subsidiaries during the three fiscal years preceding the date of such determination (or, in the case of any business not operated by the Company or any of its Subsidiaries during three full fiscal years preceding such date, during the period such business was operated by the Company or any of its Subsidiaries).

Section 14.    Fractional Rights and Fractional Shares.

(a)    The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or NASDAQ or, if the Rights are not listed or admitted to trading on the New York Stock Exchange or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by any system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used.

(b)    The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-thousandth (subject to appropriate adjustment in the case of a subdivision or combination) of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-thousandth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as Beneficial Owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-thousandth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share as the fraction of one Preferred Share that such holder would otherwise receive upon the exercise of the aggregate number of Rights exercised by such holder. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

(c)    The holder of a Right by the acceptance of the Right expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as expressly provided above).

Section 15.    Rights of Action. All rights of action in respect of this Rights Agreement, except the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Rights Agreement.

Section 16.    Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)    prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

(b)    after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer with a completed form of certification; and

(c)    the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

Section 17.    Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.    Concerning the Rights Agent.

(a)    The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Rights Agreement, including the costs and expenses of defending against any claim of liability in the premises.

(b)    The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Rights Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

Section 19.    Merger or Consolidation or Change of Name of Rights Agent.

(a)    Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may effect a share exchange, be consolidated, or any Person resulting from any share exchange, merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

(b)    In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

Section 20.    Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)    The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b)    Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

(c)    The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

(d)    The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)    The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f)    The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

(g)    The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

(h)    The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i)    The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

Section 21.    Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30-days’ notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30-days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who or which shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a Person organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York), in good standing, having an office in the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.    Issuance of New Right Certificates. Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date and the Expiration Date, the Company may, with respect to Common Shares so issued or sold pursuant to (a) the exercise of stock options, (b) under any employment plan or arrangement, (c) upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company or (d) a contractual obligation of the Company, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale.

Section 23.    Redemption.

(a)    The Board of Directors may, at its option, at any time prior to the Distribution Date redeem all but not less than all the then outstanding Rights at a redemption price of $0.0001 per Right, appropriately adjusted to reflect any stock split, stock combination, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors, in its sole discretion, may establish. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the current per share market price at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

(b)    Immediately upon the action of the Board of Directors ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

Section 24.    Exchange.

(a)    The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any adjustment in the number of Rights pursuant to Section 11(i) (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity or trustee holding Common Shares for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

(b)    Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

(c)    In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Shares or common stock equivalents for Common Shares exchangeable for Rights, at the initial rate of one one-thousandth of a Preferred Share (or an appropriate number of common stock equivalents) for each Common Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to the terms thereof, so that the fraction of a Preferred Share delivered in lieu of each Common Share shall have the same voting rights as one Common Share.

(d)    In the event that there shall not be sufficient Common Shares, Preferred Shares or common stock equivalent authorized by the Company’s certificate of incorporation and not outstanding or subscribed for, or reserved or otherwise committed for issuance for purposes other than upon exercise of Rights, to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares, Preferred Shares or common stock equivalents for issuance upon exchange of the Rights.

(e)    The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

(f)    Notwithstanding anything in this Section 24 to the contrary, the exchange of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Without limiting the preceding sentence, the Board may (i) in lieu of issuing Common Shares or any other securities contemplated by this Section 24 to the Persons entitled thereto in connection with the exchange (such Persons, the “Exchange Recipients,” and such shares and other securities, together with any dividends or distributions made on such shares or other securities, the “Exchange Property”) issue, transfer or deposit the Exchange Property to or into a trust or other entity that may hold such Exchange Property for the benefit of the Exchange Recipients (provided that such trust or other entity may not be controlled by the Company or any of its Affiliates or Associates and provided further that the trustee or similar fiduciary of the trust or other entity will attempt to distribute the Exchange Property to the Exchange Recipients as promptly as practicable), (ii) permit such trust or other entity to exercise all of the rights that a stockholder of record would possess with respect to any shares deposited in such trust or entity and (iii) impose such procedures as are necessary to verify that the Exchange Recipients are not Acquiring Persons or Affiliates or Associates of Acquiring Persons as of any time periods established by the Board of Directors or such trust or entity. In the event the Board of Directors determines, before the Distribution Date, to effect an exchange, such Board may delay the occurrence of the Distribution Date to such time as such Board deems advisable; provided that the Distribution Date must occur no later than twenty (20) days after the Stock Acquisition Date.

Section 25.    Notice of Certain Events.

(a)    In case the Company, at any time after the Distribution Date, shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any share exchange, consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, share exchange, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

(b)    In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

Section 26.    Notices. Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Astrotech Corporation
2105 Donley Drive

Suite 100
Austin, Texas 78758

Attention: Jaime Hinojosa

with a copy to:

Haynes and Boone, LLP

1221 McKinney Street

Suite 4000

Houston, TX 77010

Attention: Jennifer Wisinski and Stephen W. Grant, Jr.

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Attention: Relationship Management

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.    Supplements and Amendments. Except as otherwise provided in this Section 27, for so long as the Rights are then redeemable, the Company, by action of the Board of Directors, may from time to time in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Rights Agreement in any respect without the approval of any holders of the Rights. At any time when the Rights are no longer redeemable, except as otherwise provided in this Section 27, the Company, by action of the Board of Directors, may from time to time, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Rights Agreement without the approval of any holders of the Rights, provided that no such supplement or amendment may (a) adversely affect the interests of the holders of the Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any other holder of the Rights that have become null and void pursuant to this Rights Agreement), (b) cause this Rights Agreement again to become amendable other than in accordance with this Section 27 or (c) cause the Rights again to become redeemable. Notwithstanding anything contained in this Rights Agreement to the contrary, no supplement or amendment shall be made that changes the Redemption Price. Without limiting the foregoing, the Company, by action of the Board of Directors, may at any time before any Person becomes an Acquiring Person amend this Rights Agreement to make the provisions of this Rights Agreement inapplicable to a particular transaction by which a Person might otherwise become an Acquiring Person or to otherwise alter the terms and conditions of this Rights Agreement as they may apply with respect to any such transaction. Any such supplement or amendment shall be evidenced in writing signed by the Company and the Rights Agent. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided, however, that the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Rights Agreement. The Rights Agent agrees that time is of the essence in connection with any supplement or amendment to this Rights Agreement that it is directed to execute by the Company in accordance with this Section 27. Any failure to execute such proposed supplement or amendment shall not affect the validity of the actions taken by the Board of Directors pursuant to this Section 27.

Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

Section 28.    Successors. All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.    Benefits of this Rights Agreement. Nothing in this Rights Agreement shall be construed to give to any Person, other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

Section 30.    Severability. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 31.    Governing Law. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 32.    Counterparts. This Rights Agreement may be executed in one or more counterparts (including by means of facsimile or other electronic transmission), each of which shall be deemed an original but all of which together will constitute one and the same instrument. The exchange of copies of this Rights Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether otherwise transmitted via electronic transmission), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall constitute effective execution and delivery of this Rights Agreement as to the parties and may be used in lieu of an original Rights Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic transmission shall be deemed to be original signatures for all purposes.

Section 33.    Descriptive Headings. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 34.    Administration. The Board of Directors shall have the exclusive power and authority to administer and interpret the provisions of this Rights Agreement and to exercise all rights and powers specifically granted to the Board of Directors or the Company hereunder or as may be necessary or advisable in the administration of this Agreement. All such actions, calculations, determinations and interpretations which are done or made by the Board of Directors in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed and attested, all as of the day and year first above written.

ASTROTECH CORPORATION
By:	/s/ Thomas B. Pickens, III
	Name:	Thomas B. Pickens, III
	Title:	Chairman of the Board and Chief Executive Officer

[Signature Page to Rights Agreement]

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Rights Agent
By:	/s/ Joe Dooley
	Name:	Joe Dooley
	Title:	Senior Vice President

[Signature Page to Rights Agreement]

EXHIBIT A

CERTIFICATE OF DESIGNATION

of

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

ASTROTECH CORPORATION

(Pursuant to Section 151 of the

Delaware General Corporation Law)

Astrotech Corporation, a Delaware corporation (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the Delaware General Corporation Law by unanimous written consent effective on December 22, 2017.

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the “Board of Directors” or the “Board”) in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock of the Corporation, par value $0.001 per share (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Series A Junior Participating Preferred Stock:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 300,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

Section 2. Dividends and Distributions.

(A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.001 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next-preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock,

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock, or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock.

Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed on its behalf by its duly authorized officer on December 22, 2017.

Astrotech Corporation

By:	/s/ Thomas B. Pickens, III

Name:	Thomas B. Pickens, III
Title:	Chairman of the Board and Chief
Executive Officer

EXHIBIT B

FORM OF RIGHT CERTIFICATE

Certificate No. R-	Rights

NOT EXERCISABLE AFTER DECEMBER 20, 2023 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.0001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS THAT ARE OR WERE ACQUIRED OR BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY ASSOCIATES OR AFFILIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

Rights Certificate

ASTROTECH CORPORATION

This certifies that                  , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of December 21, 2022 (the “Rights Agreement”), between Astrotech Corporation, a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., New York time, on December 20, 2023 at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock of the Company, par value $0.001 per share (the “Preferred Shares”), at a purchase price of $58.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of December 21, 2022, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

From and after the occurrence of an event described in Section 11(a)(ii) of the Rights Agreement, if the Rights evidenced by this Right Certificate are or were at any time on or after the earlier of (x) the date of such event and (y) the Distribution Date (as such term is defined in the Rights Agreement) acquired or beneficially owned by an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $0.0001 per Right or (ii) may be exchanged, in whole or in part, for Preferred Shares or shares of the common stock, par value $0.001 per share, of the Company.

No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in, lieu thereof, a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated: as of                  , 20

ASTROTECH CORPORATION
By:
Name:
Title:

COUNTERSIGNED: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC as Rights Agent
By:
Name:
Title:

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED _______________________________________________________________________
                                                                              (Please print name and address of transferor)

hereby sells, assigns and transfers unto _____________________________________________________________________

________________________________________________________________________________________________________________________________________
(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: , 20
_____________________________
Signature

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

----------------------------------------------------

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement). After due inquiry and to the best knowledge of the undersigned, the Rights evidenced by this Right Certificate were not acquired or beneficially owned by an Acquiring Person or an Affiliate or Associate thereof.

Dated: , 20
_____________________________
Signature

----------------------------------------------------

[Form of Reverse Side of Right Certificate – continued]

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights represented by the Right Certificate.)

To:         ASTROTECH CORPORATION

The undersigned hereby irrevocably elects to exercise                   Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security or other identifying number: ____________________________________

________________________________________________________________________________________________________________________________________
(Please print name and address)

________________________________________________________________________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number: ______________________________________

________________________________________________________________________________________________________________________________________
(Please print name and address)

________________________________________________________________________________________________________________________________________

Dated: , 20
_____________________________
Signature

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

----------------------------------------------------

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement). After due inquiry and to the best knowledge of the undersigned, the Rights evidenced by this Right Certificate were not acquired or beneficially owned by an Acquiring Person or an Affiliate or Associate thereof.

Dated: , 20
_____________________________
Signature

----------------------------------------------------

NOTICE

The signature in the foregoing Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

EXHIBIT C

SUMMARY OF RIGHTS TO PURCHASE
PREFERRED SHARES

The Board of Directors of Astrotech Corporation (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.001 per share (the “Common Shares”), of the Company. The dividend is payable on January 5, 2023 (the “Record Date”) to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock of the Company, par value $0.001 per share (the “Preferred Shares”), at a price of $58.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”).

Exercise Price

When exercisable, except as set forth below, each Right entitles the registered holder to purchase from the Company one one-thousandth (1/1000th) of a Preferred Share, at a price of $58.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment in certain circumstances.

Issuance of Rights

Each outstanding Common Share on the Record Date will receive one Right. For so long as the Rights are attached to the Common Shares (as described below), the Company will issue one Right with each Common Share it issues, so that all such shares have attached Rights. 250,000 Preferred Shares have been reserved for issuance upon exercise of the Rights.

Transfer and Detachment

Until the earlier to occur of (i) ten days following (a) a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an “Acquiring Person”) has, subsequent to the adoption of the Rights Agreement, acquired beneficial ownership of 15% or more of the outstanding Common Shares (or, in the event an exchange is effected in accordance with Section 24(f) of the Rights Agreement and the Board of Directors determines that a later date is advisable, then such later date that is not more than 20 days after such public announcement) or (b) such earlier date as a majority of the Board of Directors becomes aware of the existence of an Acquiring Person, or (ii) ten business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares (the earlier of such dates being referred to as the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate.

For purposes of this Rights Agreement, a person is deemed to be the “Beneficial Owner” of any securities: (i) which such person beneficially owns, directly or indirectly; (ii) in respect to which such person has or shares voting or investment power; (iii) which such person has the right or obligation to acquire; (iv) which are “beneficially owned” (within the meaning of clauses (ii) and (iii) above) by any person with whom the first person has an agreement for the purpose of acquiring, holding, voting or disposing of any securities of the Company, provided, however, that in no case shall an officer or director of the Company be deemed (x) the Beneficial Owner of any securities beneficially owned by another officer or director of the Company solely by reason of actions undertaken by such persons in their capacity as officers or directors of the Company or (y) the Beneficial Owner of securities held of record by any entity or trustee holding Common Shares for or pursuant to the terms of any employee benefit plan of the Company or any Subsidiary of the Company or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company, for the benefit of any employee of the Company or any Subsidiary of the Company, other than the officer or director, by reason of any influence that such officer or director may have over the voting of securities held in the plan; or (v) which are the subject of a derivative transaction entered into by, or derivative securities acquired by, such person, which gives such person the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities.

The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), all Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or the earlier redemption or expiration of the Rights), the surrender for transfer of any Common Share certificates in respect of which Rights have been issued will also constitute the transfer of the Rights associated with such Common Shares. As soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the Close of Business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

Exercisability

The Rights are not exercisable until the Distribution Date. The Rights will expire at 5:00 p.m., New York City time, on December 20, 2023 (or, if such date is not a business day, 5:00 p.m., New York City time, on the next succeeding business day) (the “Expiration Date”), unless the Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Adjustment

The Purchase Price payable, and the number of Preferred Shares or securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price less than the then current per share market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out in earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

Preferred Shares

The Preferred Shares purchasable upon exercise of the Rights will be junior to any other series of preferred shares the Company may issue (unless otherwise provided in the terms of such preferred shares or in the Company’s Certificate of Incorporation). The Preferred Shares will not be redeemable. Each Preferred Share will be entitled to a quarterly dividend payment in an amount per share equal to the greater of (a) $10 or (b) 1,000 times the aggregate dividend per Common Share declared during the applicable quarter. In the event of liquidation, the holders of the Preferred Shares will be entitled to an aggregate payment equal to (x) $1,000 per Preferred Share and (y) 1,000 times the aggregate amount per Common Share to be paid in such liquidation. Each Preferred Share will have 1,000 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount per Common Share received in such transaction. These rights of the Preferred Shares are protected by customary anti-dilution provisions.

Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

Right to Acquire Stock at Half Price

In the event that a person becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its affiliates and associates (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the Purchase Price then in effect. If the Company does not have a sufficient number of Common Shares to satisfy such obligation to issue Common Shares, or if the Board of Directors so elects, the Company will deliver upon payment of the Purchase Price an amount of cash or securities equivalent in value to the Common Shares issuable upon exercise of a Right; provided that, if the Company fails to meet such obligation within 30 days following the date a Person becomes an Acquiring Person, the Company must deliver, upon exercise of a Right but without requiring payment of the Purchase Price, Common Shares (to the extent available) and cash equal in value to the difference between the value of the Common Shares otherwise issuable upon the exercise of a Right and the Purchase Price then in effect. The Board of Directors may extent the 30-day period described above for up to an additional 90 days to permit the taking of action that may be necessary to authorize sufficient additional Common Shares to permit the issuance of Common Shares upon the exercise in full of the Rights.

In the event that, at any time after a person becomes an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

Redemption

At any time prior to the Distribution Date, the Board of Directors may redeem the Rights, in whole but not in part, at a price of $0.0001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors, in its sole discretion, may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Exchange

At any time after any person becomes an Acquiring Person and prior to the acquisition by any person of 50% or more of the outstanding Common Shares, the Board of Directors may exchange the Rights (other than Rights owned by such person, which will have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

Amendment

For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights (other than holders of Rights owned by or transferred to any person who is or becomes an Acquiring Person or affiliates and associates of an Acquiring Person and certain transferees thereof).

Further Information

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated December 21. 2022. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as it may be amended from time to time, which is hereby incorporated herein by reference.